UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Executive Compensation Plan

On May 8, 2015, the Board of Directors (the “Board”) of Par Petroleum Corporation (the “Company”), upon the recommendation of the compensation committee of the Board (the “Committee”), adopted the 2015 incentive compensation plan (the “2015 Annual Cash Incentive Plan”). The Board believes that the 2015 Annual Cash Incentive Plan will enable the Company to obtain and retain employees who will contribute to the Company’s long term success by providing compensation that is linked directly to the success of the Company and the individual employees, which the Board believes will inure to the benefit of all stockholders of the Company.

The 2015 Annual Cash Incentive Plan, which will be administered by the Committee, provides for performance incentives upon the occurrence of certain key performance indicators, including the achievement of specified group performance metrics related to the performance of each segment of the Company, including specific safety and environmental metrics, the eligible employee’s individual performance and an adjusted EBIDTA factor, during the period from January 1 through December 31, 2015. Under the 2015 Annual Cash Incentive Plan, eligible employees, including the Company’s named executive officers, may be granted cash awards that are payable subject to satisfaction of continued service and performance requirements. All full-time, salaried, exempt employees who are on the active employee payroll of the Company as of December 31, 2015 and at the time the cash incentive bonuses are to be paid under the 2015 Annual Cash Incentive Plan are eligible to be considered for bonuses under the 2015 Annual Cash Incentive Plan.

The Company’s management will make initial determinations with respect to bonus targets, with such determinations to be benchmarked against similar positions in a group of peer companies. The bonus targets and recommendations will be subject to review and possible revision by the Company’s President and Chief Executive Officer. The Company’s President and Chief Executive Officer, in conjunction with the Company’s management, will designate and approve the key performance metrics and associated performance goals.

The foregoing description of the 2015 Annual Cash Incentive Plan is not complete and is qualified in its entirety by reference to the full text of the 2015 Annual Cash Incentive Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Par Petroleum (and subsidiaries) Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: May 12, 2015	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

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